Exhibit 99.4

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Crestmark Bancorp, Inc., c/o

Kathy Swartz, 5480 Corporate Drive, Suite 350, Troy, Michigan 48098.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

CRESTMARK BANCORP, INC.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

1.	Proposal to approve the Agreement and Plan of Merger, dated as of January 9, 2018, by and among Meta Financial Group, Inc. and its wholly-owned bank subsidiary, MetaBank, and Crestmark Bancorp, Inc. (“Crestmark”) and its wholly-owned bank subsidiary, Crestmark Bank, as such agreement may be amended from time to time (the “merger agreement”), the merger, and the other transactions contemplated by the merger agreement (the “Crestmark merger proposal”).	For ☐	Against ☐	Abstain ☐

2.	Proposal to approve one or more adjournments of the Crestmark special meeting, if necessary or appropriate, including adjournments to permit the further solicitation of proxies in favor of the Crestmark merger proposal.	For ☐	Against ☐	Abstain ☐

NOTE:	In their discretion, the proxies named on the front of this proxy card are authorized to vote upon such other matters as may properly come before the Special Meeting of Shareholders and at any adjournment or postponement thereof.

Please sign this proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign in full corporate or partnership name by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

SPECIAL MEETING OF THE SHAREHOLDERS

May 29, 2018

1:00 P.M. EDT

The undersigned shareholder(s) hereby appoint W. David Tull and Michael “Mick” Goik, and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Crestmark Bancorp, Inc. (the “Corporation”) held of record by the undersigned on April 19, 2018, at the Special Meeting of the Shareholders to be held on May 29, 2018 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Special Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement in connection with such meeting is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, it will be voted in accordance with the recommendations of the Board of Directors for each Proposal, and in the discretion of the proxies upon such other matters as may properly come before the Special Meeting. If the shares represented by this proxy are issued to or held for the account of the undersigned under one of the Company’s employee benefit plans, then the undersigned hereby directs the trustee to vote such shares as designated on the reverse side.

Continued and to be signed on the reverse side